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                                                                    EXHIBIT 1(d)

                             WELLS FARGO & COMPANY

                           Standard Terms Agreement
                    (Quarterly Income Preferred Securities)



                                                                          , 1996
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          From time to time, Wells Fargo & Company, a Delaware corporation (the
"Guarantor"), and each of Wells Fargo Capital I ("WCF I"), Wells Fargo Capital II ("WCF II") or Wells Fargo Capital III ("WCF III"), each a business trust formed under the laws of the State of Delaware, may enter into one or more underwriting agreements (each such agreement, an "Underwriting Agreement") that provide for the sale of designated preferred securities to the several underwriters (the "Underwriters") named therein.

          The provisions hereof may be incorporated by reference in any Underwriting Agreement. As used herein, the term "Trust" means the statutory business trust named in the first sentence of the Underwriting Agreement. The term "Agreement" means the Underwriting Agreement, including the provisions hereof incorporated therein by reference. Unless otherwise defined herein, all other defined terms have the meanings ascribed thereto in the Underwriting Agreement.


                                      I.

          The Guarantor and each of WCF I, WCF II and WCF III propose that WCF I, WCF II and WCF III, severally and not jointly, issue from time to time, in one or more series, preferred securities (the "Securities") pursuant to the provisions of the registration statement on Form S-3 filed on October 31, 1996, as amended on December 3, 1996, Registration No. 333-15253. Such Securities may be issued in amounts, at prices and other terms to be determined in light of market conditions at the time of sale. The specific number of Securities, title and liquidation preference of each Security, issuance price, distribution rate or rates (or method of calculation), distribution periods, distribution payment dates, redemption provisions, and any other specific terms of the Securities shall be set forth in a prospectus supplement.

          The Securities specified in Schedule I to the Underwriting Agreement are the "Firm Securities." If specified in such Underwriting Agreement, the Guarantor and the Trust may grant to the Underwriters the right to purchase at their election an additional number of Securities specified in such Underwriting Agreement as provided in Article II hereof (the "Optional Securities"). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Article II hereof are herein collectively called the "Offered Securities."

          The Guarantor and WCF I, WCF II and WCF III have filed with the Securities and Exchange Commission (the "Commission") a registration statement in respect of the Securities, the Guarantee and the Junior

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Subordinated Debentures (collectively, the "Registered Securities"), including a prospectus relating to the Registered Securities, and will file with, or mail for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933.
The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities (the "Prospectus Supplement"), as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.


                                      II.

          The terms of the public offering of the Firm Securities are set forth in the Prospectus.

          The Guarantor and the Trust may specify in the Underwriting Agreement applicable to any Securities that the Guarantor and the Trust thereby grant to the Underwriters the right (an "Overallotment Option") to purchase at their election up to the number of Optional Shares set forth in such Underwriting Agreement, on the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Manager to the Guarantor and the Trust, given within a period specified in the Underwriting Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Manager but in no event earlier than the first Closing Date or, unless the Manager, the Guarantor and the Trust otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Underwriting Agreement.

          The number of Optional Securities to be added to the number of Firm Securities to be purchased by each Underwriter as set forth in Schedule I to the Underwriting Agreement applicable to such Securities shall be, in each case, the number of Optional Securities which the Guarantor has been advised by the Manager have been attributed to such Underwriter; provided, that, if the

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Guarantor and the Trust has not been so advised, the number of Optional
Securities to be so added shall be, in each case, that proportion of Optional Securities which the number of Firm Securities to be purchased by such Underwriter under such Underwriting Agreement bears to the aggregate number of Firm Securities (rounded as the Manager may determine to the nearest 100 shares). The total number of Offered Securities to be purchased by all the Underwriters pursuant to such Underwriting Agreement shall be the aggregate number of Firm Securities set forth in Schedule I to such Underwriting Agreement plus the aggregate number of Optional Securities which the Underwriters elect to purchase.


                                     III.

          Payment for the Securities shall be made in federal (same day) funds at the time, date and place set forth in the Underwriting Agreement, upon delivery to the Manager (as defined in the Underwriting Agreement), through the facilities of the Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters of the Securities. Each time and date of such payment and delivery of the Securities is herein referred to as a "Closing Date". The Trust will cause the certificates representing the Securities to be made available for checking and packaging at least one day prior to the Closing Date at the office of DTC or its designated custodian.


                                      IV.

          The several obligations of the Underwriters hereunder are subject, in the discretion of the Manager, to the condition that all representations and warranties and other statements of the Guarantor and the Trust in or incorporated by reference in the Underwriting Agreement are, at and as of each Closing Date, true and correct, the condition that the Guarantor and the Trust shall have performed all of their respective obligations hereunder theretofore to be performed, and to the following additional conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened, (ii) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Trust or the Guarantor and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Registration

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     Statement or Prospectus as amended or supplemented to the Closing Date,
     (iii) there shall not have occurred since the date of the applicable Underwriting Agreement any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which makes it, in the judgment of the Manager, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities
     (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Guarantor as of the date of the Underwriting Agreement shall not have been lowered since that date and no rating agency shall have publicly announced that it has under surveillance or review with possible negative implications, its ratings of any debt securities of the Guarantor, the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Guarantor and an officer or trustee of the Trust with respect to clauses (i) and (ii) of this Article IV(a) and as to such other matters as the Manager may reasonably request.

          (b) The Manager shall have received on the Closing Date an opinion of Brobeck Phleger & Harrison LLP, counsel for the Guarantor and the Trust, dated the Closing Date, to the effect set forth in Exhibit A hereto.

          (c) The Manager shall have received on the Closing Date an opinion of the Chief Counsel of the Guarantor, dated the Closing Date, to the effect set forth in Exhibit B hereto.

          (d) The Manager shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Offered Securities and with respect to such other legal matters relating to the Underwriting Agreement, the Registration Statement and the Prospectus as the Manager shall reasonably require.

          (e) The Manager shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Manager, from the Guarantor's independent public accountants, containing statements and information of the type ordinarily included in the Guarantor's accountants' "comfort letters" to underwriters with respect to the financial statements

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     and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (f) The Trust Agreement, the Guarantee and the Indenture shall have been duly authorized, executed and delivered, in each case in a form reasonably satisfactory to the Manager.

          (g) The Securities to be sold by the Trust at such time of delivery shall have been duly listed, subject to notice of issuance, on The New York Stock Exchange.


                                      V.

          In further consideration of the agreements of the Underwriters contained in the Underwriting Agreement, the Guarantor and the Trust jointly and severally covenant as follows:

          (a) To furnish the Manager, without charge, two conformed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and to each other Underwriter one conformed copy of the Registration Statement without exhibits but including any materials incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in the Underwriting Agreement shall include all documents filed by the Guarantor with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference into the Prospectus.

          (b) To prepare the Prospectus as amended and supplemented in relation to the applicable Offered Securities in a form approved by the Manager and to file such Prospectus pursuant to Rule 424(b) under the Securities Act of 1933 not later than the Commission's close of business on the second business day following the execution and delivery of the Underwriting Agreement relating to the applicable Offered Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the

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     Registration Statement or Prospectus as amended or supplemented after the date of the Underwriting Agreement relating to such Securities and prior to any Closing Date for such Securities which shall be disapproved by the Manager for such Securities promptly after reasonable notice thereof; to advise the Manger promptly of any such amendment or supplement after any Closing Date for such Securities and furnish the Manager with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 for so long as the delivery of a prospectus is required in connection with the offering of sale of such Securities, and during such same period to advise the Manager, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or additional information; and, in the event of the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification promptly to use its best efforts to obtain the withdrawal of such order.

          (c) If, during such period after the first date of the public offering of the Offered Securities, as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Guarantor) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the

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     statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate.

          (e) To make generally available to its security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the last Closing Date for such Offered Securities, the Guarantor and Trust will not offer, sell, contract to sell or otherwise dispose of any Securities, any other beneficial interest in the assets of the Trust, or any other securities of the Trust or any other similar trust which are substantially similar to the Offered Securities, including any guarantee of such securities, or any junior subordinated debentures of the Guarantor issued to the Trust or other similar trust, or any securities convertible into or exchangeable for or representing the right to receive Securities, or any such substantially similar securities of the Trust or any other similar trust, or any junior subordinated debentures of the Guarantor issued to the Trust or other similar trust, without the prior written consent of the Manager.

          (g) In the case of the Guarantor, to issue the Guarantee and the Junior Subordinated Debentures concurrently with the issue and sale of the Offered Securities as contemplated herein.

          (h) To use the net proceeds received by it from the sale of the Junior Subordinated Debentures, and to cause the Trust to use the net proceeds received by the Trust from the sale of Offered Securities

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     pursuant to the Underwriting Agreement, in the manner specified in the
     Prospectus under the caption "Use of Proceeds", and to further cause the Trust to comply with the provisions of this Article V that are applicable to it, including paragraph (f).

          (i) To use its best efforts to list, subject to notice of issuance, the Offered Securities on the New York Stock Exchange.

          (j) To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor's and the Trust's counsel and accountants in connection with the registration of the Securities under the Securities Act of 1933 and all other reasonable expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the reasonable cost of typing any Agreement among Underwriters, Underwriting Agreement and Blue Sky memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
     Article V(d) hereof, including fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) the cost or preparing certificates for the Securities; (v) the cost and charges of any transfer agent or registrar or distribution disbursement agent; and (vi) all other costs and expenses incident to the performance of its obligations hereunder and under any Overallotment Options which are not otherwise specifically provided for in this section. It is understood, however, that, except as provided in this section, Article VI and Article IX, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.


                                      VI.

          Each of the Guarantor and the Trust jointly and severally represents and warrants to each Underwriter that:

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          (a)  The Registration Statement has been declared effective by the
     Commission and no stop order suspending the effectiveness of such Registration Statement have been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

          (b)(i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that these representations and warranties do not apply to (x) that part of any Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939 of any trustee or (y) statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Guarantor in writing by any Underwriter expressly for use therein.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into

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     by the Guarantor or any of its subsidiaries other than those in the ordinary course of business.

          (d) The Guarantor has been duly incorporated, is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under The Bank Holding Company Act of 1956, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, except to the extent that the failure to have such corporate power and authority would have a material adverse effect on the Guarantor and its subsidiaries, considered as one enterprise.

          (e) Wells Fargo Bank, National Association ("Bank") continues to hold a valid certificate to do business as a national banking association under the laws of the United States, the Bank has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and non-assessable (subject, however, to the provisions of Section 55, Title 12, United States Code); and all of the capital stock of the Bank is owned by the Guarantor, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (f) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Trust Agreement and the Business Trust Act of the State of Delaware and has the trust power and authority to own its properties and conduct its business as described in the Prospectus, and the Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than the Underwriting Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the Underwriting Agreement and the Trust Agreement and described in the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

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          (g) The Offered Securities have been duly authorized by the Trust
     Agreement and, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Trust Agreement and the Prospectus, will be validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust under the Trust Agreement and the Delaware Business Trust Act and will conform to the description of the Offered Securities contained in the Prospectus; the issuance of the Offered Securities is not subject to any preemptive or other similar rights; the Offered Securities will have the rights set forth in the Trust Agreement; and the holders of Offered Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that the holders of Offered Securities may be obligated, pursuant to the Trust Agreement, (a) to provide indemnity and/or security in connection with any pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Preferred Securities Certificates and (b) to provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement..

          (h) The Common Securities of the Trust to be sold to the Guarantor have been duly authorized by the Trust Agreement, and, when issued in accordance with the terms of the Trust Agreement and delivered to the Guarantor against payment therefor as described in the Prospectus, will represent validly issued undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (i) The Guarantee, the Junior Subordinated Debentures, the Expense Agreement and the Indenture (the Guarantee, the Junior Subordinated Debentures, the Expense Agreement, the Trust Agreement and the Indenture being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance

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     with their respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in California, Delaware and New York statutes and common law. The Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantor Agreements will conform to the descriptions thereof in the Prospectus.

          (j) The Trust Agreement has been duly authorized and when validly executed and delivered by the Guarantor and the Administrative Trustees as of the Closing Date will constitute a valid and binding obligation of the Guarantor and the Administrative Trustees, enforceable in accordance with its terms, subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally,
     (ii) principals of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          (k) The execution and delivery by the Trust of, and the performance by the Trust of its obligations under the Underwriting Agreement and the Trust Agreement do not violate (A) the Trust Agreement or the Certificate of Trust of the Trust, (B) any applicable Delaware law, rule or regulation or (C) any provision of applicable law of the State of California or the United States; will not contravene any provision of applicable law, the Trust Agreement, the certificate of incorporation or by-laws of the Guarantor or articles of association of by-laws of the Bank or any agreement or other instrument binding upon the Trust, the Guarantor or the Bank that is material to the Trust or the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of, or with, any governmental or regulatory body is required for the performance by the Trust of its obligations under the Underwriting Agreement or the Trust Agreement, except such as may be required by the securities or Blue

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     Sky laws of the various states in connection with the offer and sale of the
     Offered Securities and Common Securities.

          (l) The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under the Underwriting Agreement and the Guarantor Agreements, will not contravene any provision of applicable law, the Trust Agreement, the certificate of incorporation or by-laws of the Guarantor or articles of association or by-laws of the Bank or any agreement or other instrument binding upon the Guarantor or the Bank that is material to the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental or regulatory body is required for the performance by the Guarantor of its obligations under the Underwriting Agreement or the Guarantor Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Junior Subordinated Debentures.

          (m) Neither the Trust, the Guarantor nor the Bank is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would be material to the Trust or the Guarantor and its subsidiaries taken as a whole.

          (n) The statements set forth in the Prospectus under the captions "Regulatory Capital Benefits to Wells Fargo & Company," "The Issuers," "Description of Junior Subordinated Debentures," "Description of Preferred Securities," "Description of Guarantees," "Plan of Distribution" and such other sections as may be identified in the Underwriting Agreement, are accurate, complete and fair.

          (m) The Trust is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, and the Guarantor is not, and after giving effect to the issuance of the Junior Subordinated Debentures and the application of the proceeds thereof as described in the Prospectus

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     will not be an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

          The Guarantor and the Trust agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Guarantor shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Guarantor or the Trust by any Underwriter expressly for use therein.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Guarantor and the Trust, each of their respective directors or trustees, each of their officers who sign the Registration Statement and any person controlling the Guarantor or the Trust to the same extent as the foregoing indemnity from the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Guarantor or Trust by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel, related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Guarantor or the Trust in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in this Article VI is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantor and the Trust on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Guarantor and the Trust on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor and the Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Guarantor, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Article VI are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

          The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Guarantor and the Trust in the Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any termination of the Underwriting Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or the Trust, each of their respective directors or by officers or any person controlling the Guarantor or the Trust and (iii) acceptance of and payment for any of the Offered Securities.

                                     VII.

          The Underwriting Agreement shall be subject to termination by the Manager, by notice given to the Guarantor, if, beginning on the date of the applicable Underwriting Agreement and ending on the Closing Date or, in the case of clause (i) below, since the respective dates as of which information is given in the Registration Statement, as amended to the date of the applicable Underwriting Agreement, (i) there has been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor, the Trust and their respective subsidiaries, taken as a whole, which makes it, in the judgment of the Manager, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with possible negative implications, in the rating accorded any of the Guarantor's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, (iii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which makes it, in the judgment of the Manager, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities,
(iv) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or (v) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York state authorities.


                                     VIII.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase under the applicable Underwriting Agreement on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase is not more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered Securities set forth opposite their respective names in the applicable Underwriting Agreement bears to the aggregate number of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such proportions as we may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered
                          --------
Securities that any Underwriter has agreed to purchase pursuant to the applicable Underwriting Agreement on such date be increased pursuant to this
Article VIII by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase on such date and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date and arrangements satisfactory to us and you for the purchase of such Offered Securities are not made within 36 hours after such default, the Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Guarantor or the Trust. In any such case either you or we shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.


                                      IX.

          If the Underwriting Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Guarantor or the Trust to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Guarantor or the Trust shall be unable to perform its obligations under the Underwriting Agreement except pursuant to Article VIII hereof, the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

          The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          The Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       Exhibit A


                  Opinion of Brobeck Phleger & Harrison LLP,
                           Counsel to the Guarantor



     The opinion of Brobeck Phleger & Harrison LLP, counsel to the Guarantor, to be delivered pursuant to Article IV, paragraph (b) of the document dated ____________, 1996 entitled Wells Fargo & Company Standard Terms Agreement (Quarterly Income Preferred Securities) shall be to the effect that:

          (i) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of Delaware with the power and authority to own its properties and conduct its businesses as described in the Prospectus.

          (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor and the Trust and is a valid and binding agreement of the Guarantor and the Trust.

          (iii) The Offered Securities have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Trust Agreement and the Prospectus, will be validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of Trust under the Trust Agreement and the Delaware Business Trust Act; the issuance of such Offered Securities will not be subject to any preemptive or other similar rights; and the holders of the Offered Securities, as beneficial owners of the Trust, will be entitled to the same limitation of liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware; provided that such counsel may note that the holders of Offered Securities may be obligated, pursuant to the Trust Agreement, (a) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Preferred Securities Certificates and (b) to provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement.

          (iv) The Common Securities of the Trust to be sold to the Guarantor have been duly authorized by the Trust Agreement and, when issued in accordance with the terms of the Trust Agreement and delivered to the Guarantor against payment therefor as described in the Prospectus, will represent validly issued undivided beneficial interests in the assets of the Trust. Under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Trust Common Securities is not subject to preemptive or other similar rights.

          (v) The Guarantee, the Junior Subordinated Debentures, the Expense Agreement and the Indenture have each been duly authorized, executed and delivered by the Guarantor and each is a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in California, Delaware and New York statutes and common law. The Junior Subordinated Debentures are entitled to the benefits of the Indenture.

          (vi) The Trust Agreement has been duly authorized, executed and delivered by the Guarantor and the Administrative Trustees and is a valid and binding obligation of the Guarantor and the Administrative Trustees, enforceable in accordance with its terms, subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principals of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (ii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          (vii) The execution and delivery by the Trust of, and the performance by the Trust of its obligations under, the Underwriting Agreement and the Trust Agreement do not violate (A) the Trust Agreement or the Certificate of Trust of the Trust, (B) any applicable Delaware law, rule or regulation or
   (C) any provision of applicable law of the State of California or the United States. No authorization, consent or approval of or filing with any governmental or regulatory body is required for the performance by the Trust of its obligations under the Underwriting Agreement or Trust Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities and Common Securities.

          (viii) The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under the Underwriting Agreement, the Trust Agreement, the Guarantee, the Indenture and the Junior Subordinated Debentures, will not contravene any provision of applicable law of the State of California, the United States, the General Corporate Law or Business Trust Act of the State of Delaware or the Trust Agreement, or the certificate of incorporation or by-laws of the Grantor or articles of association or by-laws of the Bank. No authorization, consent or approval of or filing with any governmental or regulatory body is required for the performance by the Grantor of its obligations under the Underwriting Agreement, the Trust Agreement, the Guarantee, the Indenture, the Expense Agreement or the Junior Subordinated Debentures, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Junior Subordinated Debentures.

          (ix) The statements in the Prospectus under the captions "The Issuers," "Description of Junior Subordinated Debentures," "Description of Preferred Securities," "Description of Guarantees," "Plan of Distribution" and such other sections as may be identified in the Underwriting Agreement, insofar as such statements constitutes a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

          (x) Neither the Guarantor nor the Trust is, and after giving effect to the issuance of the Offered Securities, Common Securities and the Junior Subordinated Debentures and the application of the proceeds thereof as described in the Prospectus, neither the Guarantor nor the Trust will be an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

          (xi) For United States federal income tax purposes, the Trust will be classified as a grantor trust and not as an association taxable as a corporation and, accordingly, each holder of Offered Securities will generally be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest and original issue discount accrued with respect to its allocable share of those Debenture.

          (xii) Although the discussion, if any, set forth in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities, in such counsel's opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities under current law.

          (xiii) The Registration Statement is effective under the Securities Act of 1933, as amended, and to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of said Act.

          (xiv) Such counsel (1) believes that each document, if any, filed pursuant to the Exchange Act (except as to financial statements, schedules and other related information included therein as to which such counsel need to express any belief) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Securities and Exchange Commission thereunder, (2) has no reason to believe (except as to financial statements, schedules and other related information included therein as to which such counsel need not express any belief) that any part of the registration statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) believes that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief) comply as to form in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (4) has no reason to believe that (except as to financial statements or other financial information included therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Prospectus Supplement did, and the Prospectus, as amended or supplemented, if applicable, on such Closing Date does, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          With respect to the opinions set forth in (i) and (iii) above, and with respect to matters relating to the authority and validity of the Trust and the agreements and obligations thereof under Delaware law in (ii), (iv), (vi) and (vii) above, Brobeck Phleger & Harrison LLP may state that their opinion in connection with such matters is made in reliance on the opinion of Delaware counsel. With respect to the matters set forth in (xiv) above, Brobeck Phleger & Harrison LLP may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but is without independent check or verification, except as specified.

                                                                       Exhibit B



                 Opinion of the Chief Counsel to the Guarantor


          The opinion of the Chief Counsel to the Guarantor, to be delivered pursuant to Article IV, paragraph (c) of the document dated ___________, 1996 entitled Wells Fargo & Company Standard Terms Agreement (Quarterly Income Preferred Securities) shall be to the effect that:

          (i) The Guarantor has been duly incorporated, is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus.

          (ii) The Bank continues to hold a valid certificate to do business as a national banking association under the laws of the United States, the Bank has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and non-assessable (subject, however, to the provisions of Section 55, Title 12, United States Code); and all of the capital stock of the Bank is owned by the Guarantor, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement other than those specifically described or referred to therein or filed as exhibits thereto or to materials incorporated by reference therein, and the description thereof or reference thereto was correct at the date that the document incorporated by reference in the Registration Statement or Prospectus which contains such description or reference was filed with the Commission or, if not so incorporated by reference is correct, provided, however, that such counsel need not express any opinion regarding such documents to the extent that they are required to be described or referred to in the financial statements or other financial information but not otherwise in the Registration Statement or Prospectus.

          (iv) The statements as to matters of law or legal conclusions contained under the caption "Supervision and Regulation" in the Guarantor's latest annual report on form 10-K which is incorporated by reference in the Prospectus were correct as of the date such report was filed with the

   Commission, and such statements fairly present the matters referred to in such report.

                                      B-2